UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 30, 2011

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 30, 2011, CAMAC Energy Inc. (“CAMAC Energy” or the “Company”) entered into a Deed of Warranty and Implementation Agreement (the “Agreement”) with Carinia Holdings Limited, Exchange Minerals Limited and Samuel Malin (collectively, the “Principal Shareholders”) relating to the purchase of Avana Petroleum Limited, a private Isle of Man company (“Avana”), for a total purchase price of up to US$15 million, payable in shares of the Company’s common stock.  The purchase price is payable in three tranches of common stock as follows: US$10 million upon completion of the purchase; US$2.5 million six months following completion; and US$2.5 million 12 months following completion, with the number of shares to be issued in each tranche based on the volume-weighted average closing price of the common stock on the NYSE-Amex for the thirty trading days immediately before the date of the Agreement in the case of the first tranche, and the thirty trading days immediately before the date of issuance in the case of the second and third tranches.  The number of shares of common stock to be issued in the first tranche is 9,906,875, which is equal to US$10 million at the weighted average thirty trading days price.

Pursuant to the Agreement, the Company will make a Recommended Exchange Share Offer (the “Offer”) to each shareholder of Avana by means of an offer letter (the “Offer Letter”), which will remain open for a minimum of twenty business days following the date of the Offer.  It is a condition to the Offer that, by the closing date of the Offer, acceptances are received from Avana shareholders representing at least 90% of the total issued share capital of Avana on a fully diluted basis.   The Principal Shareholders, representing approximately 78% of the current issued share capital, have irrevocably undertaken pursuant to the Agreement to accept the Offer.  Upon the Offer becoming or being declared unconditional in all respects, CAMAC Energy intends to apply the provisions of Part X Chapter 3 of the Isle of Man Companies Act 2006 to acquire compulsorily the remaining shares of Avana on the same terms as the Offer.  Subject to the satisfaction of the other conditions to the Offer, CAMAC Energy believes that it will obtain the required number of acceptances to be able to implement these statutory provisions, resulting in the acquisition of 100% of the total issued share capital of Avana on a fully diluted basis.  The Company will apply to the NYSE-Amex for the admission of up to 30,754,168 new CAMAC Energy shares in connection with the transaction, representing up to 19.9% of the currently issued and outstanding CAMAC Energy shares, and to the extent that number is insufficient to fully satisfy the US$15 million purchase price, the Company will seek shareholder approval for the issuance of additional shares to fund the remainder of the purchase price.

The Offer is subject to a number of other conditions, including the following: (a) that all Avana convertible securities are converted into Avana shares prior to the date the Offer becomes or is declared unconditional; (b) requisite approval is received from  the Ministry for Energy of the Government of Kenya; (c) the assignment agreement in respect of the production sharing contract in Kenya is duly executed by the parties thereto in favor of Avana; (d) East Africa Exploration Seychelles Limited (subsidiary of Afren plc) unconditionally consents to the change of control of Avana pursuant to the transaction, in terms of the Seychelles joint operating agreement; and (e) the Agreement becoming unconditional in all respects (other than in relation to the Offer becoming unconditional), not having being terminated and the warranties therein remaining true and accurate on the date on which the Offer becomes or is declared wholly unconditional.

The closing of the transactions contemplated by the Agreement is subject to a number of additional conditions, including the following: (i) the Offer becoming unconditional as to its terms (save for the condition that relates to the Agreement becoming unconditional); (ii) less than 10% of the Avana shares (on a fully diluted basis) are held by U.S. holders at the time of the Offer becoming or being declared unconditional;  (iii) there being no material adverse change with respect to the Avana group; (iv) no material contract, license or financial agreement being terminated, or having its terms materially and adversely changed; (iv) NYSE-Amex approving the admission to trading of the new CAMAC Energy shares; (v) the filing of all necessary documentation with the United States Securities and Exchange Commission by the Company, including the Form CB, in order for the new CAMAC Energy shares issued to U.S. shareholders of Avana to be exempt from the registration requirements of the U.S. Securities Act of 1933 pursuant to Rule 802 under such Act; (vi) the Company and Samuel Malin entering into a consultancy contract on terms to be agreed; and (vii)  the Offer Letter having been sent to all the Avana shareholders within 14 days of the date of the Agreement.

The Agreement also contains other customary terms, including, but not limited to, customary warranties, indemnification and limitation of liability provisions, and is subject to a long-stop date of February 28, 2012.  If by such date the conditions in respect of the Kenyan assignment and approval are not satisfied, the closing will nevertheless occur if all other conditions have been satisfied, but the purchase consideration will be reduced to US$10 million, such reduction to be distributed ratably over the three tranches.  Should the Kenyan condition be satisfied on or prior to June 30, 2012, the consideration will be restored to the full US$15 million, failing which the total purchase price shall remain US$10 million.

Item 7.01    Regulation FD Disclosure.

On December 30, 2011, CAMAC Energy issued a press release announcing: (i) an operational update on the Nigerian OMLs 120 and 121, (ii) a proposed transaction to acquire three offshore exploration licenses covering three blocks, and (iii) the signing of a definitive agreement to acquire 100% of Avana Petroleum Limited.  A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing. By furnishing this information in this Item 7.01 of this Current Report on Form 8-K, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
99.1	Press Release dated December 30, 2011.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 5, 2012

CAMAC Energy Inc.

By:	/s/ Edward G. Caminos
Edward G. Caminos
Chief Financial Officer

EXHIBITS

Exhibit	Description
99.1	Press Release dated December 30, 2011.